Exhibit (q)(2)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officer and/or trustee of the Hillman Capital Management Investment Trust (the “Trust”), a Delaware statutory trust, revokes all previous appointments and appoints Terrence O. Davis and/or Tanya Boyle and/or Katherine M. Honey and/or Ashley H. Lanham and/or Tracie A. Coop, with full power of substitution, true and lawful attorney-in-fact of the undersigned to execute in name, place and stead of the undersigned and on behalf of the undersigned (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Trust of which C. Frank Watson III is now or is on the date of such filing the Treasurer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of C. Frank Watson III, pursuant to the power of attorney signed below.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 17th day of December 2020.

/s/ C. Frank Watson, III
C. Frank Watson III Treasurer, Principal Financial Officer, and Principal Accounting Officer
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